UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2012

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Bryan, Suite 3700 Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Regency Energy Partners LP (the “Partnership”) has retrospectively adjusted its selected financial data, management's discussion and analysis of financial condition and results of operations, and financial statements as of December 31, 2012 and for the year then ended to reflect the Partnership's acquisition of Southern Union Gathering Company LLC (“SUGS”) on April 30, 2013. The Partnership accounted for this acquisition in a manner similar to the pooling of interest method of accounting as it was a transaction between commonly controlled entities. Under this method of accounting, the Partnership reflected the historical balance sheet data for the Partnership and SUGS instead of reflecting the fair market value of SUGS assets and liabilities. The Partnership retrospectively adjusted its financial statements to include the balances and operations of SUGS from March 26, 2012 (the date upon which common control began).

The retrospectively adjusted selected financial data, management's discussion and analysis of financial condition and results of operations and financial statements as of December 31, 2012 and for the year then ended are included as Exhibits 99.1 to this Current Report and are hereby incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP
23.2	Consent of KPMG LLP
23.3	Consent of PricewaterhouseCoopers LLP
99.1
Revised Regency Energy Partners LP financial statements as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, selected financial data as of and for each of the five years in the period ended December 31, 2012, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.

99.2	Report of Independent Registered Public Accounting Firm
99.3	Report of Independent Registered Public Accounting Firm

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner

Date:	August 9, 2013	/S/ A. TROY STURROCK
A. Troy Sturrock Vice President, Controller and Principal Accounting Officer (Duly authorized officer)